FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2007

VoIP, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-28985	75-2785941
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

151 So. Wymore Rd., Suite 3000 Altamonte Springs, Suite 32714
(Address of principal execute offices, including zip code)

(407) 389-3232
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 6, 2007, VoIP, Inc. (the “Company”) issued and sold $375,000 in secured convertible notes (the “Convertible Notes”) to two institutional investors, for a net purchase price of $300,000 (after a 20% original issue discount) in a private placement. The investors also received five-year warrants to purchase a total of 2,083,333 shares of the Company's common stock at an exercise price of $0.18 per share (the “Class D Warrants”). The convertible note shares and underlying warrant shares are not registered. The Company received an unsecured advance of $300,000 on February 23, 2007 from these investors, and these funds were credited to the purchase price of the Convertible Notes.

The Convertible Notes are secured by a subordinated lien on the Company's assets, are not interest bearing, and are due on February 23, 2008. The note holders may at their election convert all or part of the Convertible Notes into shares of the Company's common stock at the conversion rate of $0.18 per share, subject to adjustment as provided in the notes. The investors also received “favored nations” rights such that for future securities offerings by the Company at a price per share less than the above conversion rate or warrant exercise price, the investors' conversion rate and warrant exercise price would be adjusted to the lower offering price.

Pursuant to the Subscription Agreement, one of the investors is to receive a due diligence fee of $37,500, in the form of a convertible note having the same terms and conversion features as the Convertible Notes.

Also pursuant to the Subscription Agreement, the Company must reserve its common stock on behalf of the investors of not less than 200% of the common shares issuable upon the conversion of the Convertible Notes and 100% of the common shares issuable upon the exercise of the Class D Warrants by April 15, 2007. Failing this, the holders of the Convertible Notes will be entitled to liquidated damages that will accrue at the rate of two percent of the amount of the purchase price of the outstanding Convertible Notes and for each thirty days or pro rata portion thereof during such default.

The Company's financing agreement dated February 16, 2007 also contains a “favored nations” pricing provision. As such, its warrant exercise price was effectively reduced to $0.18 per share as a result of the April 6, 2007 transactions described above. The Company incorporates by reference its prior 2006 Form 10-K concerning the price ratchet effect on the derivative securities previously issued that have “favored nations” provisions.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above.

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

See Item 1.01 above.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2007	VoIP, INC. (Registrant)

	By:	/s/ Robert Staats
Robert Staats Chief Accounting Officer

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